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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of Winthrop Realty Trust (formerly known as First Union Real Estate Equity and Mortgage Investments) on Form S-3 of our report dated March 14, 2006 (as restated August 9, 2006 as to the effects of the restatement discussed in Note 23), appearing in the Annual Report on Form 10-K/A (Amendment No. 3) for the year ended December 31, 2005 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP Boston, MA August 24, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM